UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 27, 2006

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

(408) 626-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant

Facility Lease

On March 27, 2006, Sunset Direct, a wholly-owned subsidiary of Rainmaker, entered into a Sixth Amendment to the Lease (the “Amendment”) with Hub Properties Trust for Sunset Direct’s premises located at Atrium Office Centre, 8701 North Mopac, Austin, Texas. The Amendment, among other things, expands Sunset Direct’s premises by approximately 7,623 rentable square feet to a total of 53,989 rentable square feet effective as of March 31, 2006. Base rent shall increase to $57,172.50 per annum on the earlier to occur of (i) the date Sunset Direct takes possession or (ii) June 15, 2006, and shall thereafter increase to $60,984 per annum in year 2 and $64,795.50 per annum in year 3 (which shall include the stub period through June 30, 2009). The expansion space is coterminous with the existing premises, and the lease shall expire on June 30, 2009 for both the expansion space and the existing premises. Rainmaker has guaranteed the obligations of Sunset Direct under the lease, including the payment of all rent, additional rent and other monetary obligations of Sunset Direct under the lease and the performance of all non-monetary obligations of Sunset Direct under the lease.

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Item 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Sixth Amendment to Lease entered into March 27, 2006 between HUB PROPERTIES TRUST and SUNSET DIRECT, INC.

10.2	Fifth Amendment to Lease entered into June 1, 2005 between HUB PROPERTIES TRUST and SUNSET DIRECT, INC. (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K Filed by Rainmaker on July 14, 2005)

10.3	Guaranty entered into June 1, 2005 between HUB PROPERTIES TRUST and RAINMAKER SYSTEMS, INC. (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K Filed by Rainmaker on July 14, 2005)

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SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC. (Registrant)

March 30, 2006		/s/ STEVE VALENZUELA
Date		(Signature)

	By:	STEVE VALENZUELA
	Title:	Chief Financial Officer

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